UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

ORION POWER HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16077	52-2087649
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Reliant Energy, Inc. 1000 Main Street Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Form 8-K, “Orion Power Holdings” refers to Orion Power Holdings, Inc., and “we,” “us” and “our” refer to Orion Power Holdings, Inc. and its subsidiaries, unless we specify or the context indicates otherwise.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Sale of Hydropower Plants.

On September 28, 2004, we completed the previously announced sale of our equity interests in subsidiaries owning 71 operating hydropower plants and a fossil-fueled, combined-cycle generation plant with a total aggregate net generating capacity of 770 megawatts located in upstate New York for $874 million in cash. These operations are collectively referred to as the “Hydropower Plants.” Orion Power Holdings, Inc. is a wholly-owned subsidiary of Reliant Energy, Inc. (Reliant Energy).

The purchaser of the Hydropower Plants is an indirect subsidiary of Brascan Corporation. Other than the sale transaction, there exists no material relationship between Brascan Corporation and us, our affiliates or any of our directors and officers.

For additional information regarding the sale transaction, see (a) the pro forma financial information set forth in Item 9.01(b) of this Form 8-K, (b) Exhibit 99.1 to this Form 8-K, (c) note 13 to our consolidated interim financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2004 and (d) Exhibit 99.2 to our Current Report on Form 8-K dated May 18, 2004.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Orion Power Holdings, Inc. and Subsidiaries – Unaudited Pro Forma Condensed Consolidated Financial Statements for Sale of Hydropower Plants.

Note on Hydropower Plants: We have accounted for the Hydropower Plants as discontinued operations since May 2004. Therefore, the Hydropower Plants have been reported as discontinued operations in (a) our consolidated balance sheets (unaudited) as of June 30, 2004 and December 31, 2003 and (b) our interim consolidated statements of operations (unaudited) for the three and six months ended June 30, 2004 and 2003, all of which are included in our Quarterly Report on Form 10-Q for the period ended June 30, 2004. In the accompanying unaudited pro forma condensed consolidated statements of operations for 2003, the period from February 20, 2002 to December 31, 2002, the period from January 1, 2002 to February 19, 2002 and 2001, the results of operations of the Hydropower Plants are included in the column labeled “Pro Forma Adjustments for Hydropower Plants.”

(c) Exhibits.

Exhibit 99.1	Press Release of Reliant Energy, Inc. dated September 28, 2004

Orion Power Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated

Financial Statements for Sale of

Hydropower Plants

Sale of Hydropower Plants.

On September 28, 2004, we sold our equity interests in subsidiaries owning 71 operating hydropower plants and a fossil-fueled, combined-cycle generation plant with a total aggregate net generating capacity of 770 megawatts located in upstate New York. These operations are collectively referred to as the “Hydropower Plants.” The purchaser is an indirect subsidiary of Brascan Corporation, a Canadian asset management company. The purchase price, subject to closing adjustments for changes in certain intercompany accounts, interest and state taxes, was $900 million in cash. The adjusted purchase price paid to us at closing was $874 million. After transaction costs, estimated purchase price adjustments, estimated state taxes, accrued interest and interest rate swap termination, our estimated net proceeds were $808 million.

Under the terms of certain credit agreements, we were required to apply all net cash proceeds from the sale to pay off indebtedness (including swap obligations) (a) first, under the Orion Power New York, L.P. (Orion New York) credit facility, and (b) then under the Orion Power MidWest, L.P. (Orion MidWest) credit facility. The Orion New York credit facility, including swap obligations, were repaid in their entirety and terminated. As of September 29, 2004, there remains approximately $360 million outstanding under the Orion MidWest credit facility. Notwithstanding the repayment of the Orion New York credit facility, Orion New York and its assets will continue to be subject to Orion MidWest’s credit facility’s covenants and security interests, which continue in effect (for the benefit of the Orion MidWest credit facility lenders) until the Orion MidWest credit facility is extinguished. In addition, the lender consents obtained in connection with the Hydropower Plants sale prohibit Orion Power Capital, LLC from making distributions to Orion Power Holdings until the extinguishment of the Orion MidWest credit facility occurs. For additional information, see note 7(a) to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003.

We recorded an after-tax gain on the closing of the sale of approximately $44 million, which includes the effects of the allocated goodwill of $104 million. This estimated gain is subject to changes due to the final determination of purchase price adjustments and state taxes to be paid. In addition, this gain does not assume any utilization of net operating losses. For additional information regarding the allocation of goodwill to the assets sold, see note 5 to our interim financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2004.

The following pro forma condensed consolidated financial statements are presented as if the sale of the Hydropower Plants had occurred on January 1, 2001. The pro forma financial information is based on our previously reported historical financial statements.

The unaudited pro forma condensed consolidated financial statements do not purport to present our actual results of operations as if the transactions described above had occurred on January 1, 2001, nor are they necessarily indicative of our results of operations that may be achieved in the future.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our (a) interim financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in our Quarterly Report on Form 10-Q for the period ended June 30, 2004 and (b) consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in our Annual Report on Form 10-K for the year ended December 31, 2003.

Orion Power Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Condensed

Consolidated Statement of Operations

For the Year Ended December 31, 2003

(Thousands of Dollars)

	Historical (a)	Pro Forma Adjustments for Hydropower Plants		Pro Forma
Revenues	$1,182,273	$(117,876	)(b)	$1,064,397
Revenues–affiliate	33,042	—		33,042

Total	1,215,315	(117,876)		1,097,439

Fuel	301,429	(29	)(b)	301,400
Fuel–affiliate	145,220	(12	)(b)	145,208
Purchased power	20,765	(938	)(b)	19,827
Purchased power–affiliate	24,735	—		24,735
Operation and maintenance	254,495	(38,267	)(b)	216,228
General and administrative–affiliate	69,309	(102	)(b)	69,207
Goodwill impairment	585,000	—		585,000
Taxes other than income taxes	72,840	(23,577	)(b)	49,263
Depreciation	131,671	(10,343	)(b)	121,328
Amortization	24,862	(1,513	)(b)	23,349

Total	1,630,326	(74,781)		1,555,545

Operating loss	(415,011)	(43,095)		(458,106)

Other, net	4,049	19		4,068
Interest expense	(146,724)	50,368	(c)	(96,356)
Interest income	1,680	(45	)(b)	1,635

Total other expense	(140,995)	50,342		(90,653)

Loss from continuing operations before income taxes	(556,006)	7,247		(548,759)
Income tax expense	1,800	8,122	(d)	9,922

Loss from continuing operations	$(557,806)	$(875)		$(558,681)

See notes to unaudited pro forma condensed consolidated financial statements

Orion Power Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Condensed

Consolidated Statement of Operations

For the Period from February 20, 2002 to December 31, 2002

(Thousands of Dollars)

	Historical (a)	Pro Forma Adjustments for Hydropower Plants		Pro Forma
Revenues	$1,001,764	$(88,617	)(b)	$913,147
Revenues–affiliate	20,279	—		20,279

Total	1,022,043	(88,617)		933,426

Fuel	235,846	(87	)(b)	235,759
Fuel–affiliate	98,902	—		98,902
Purchased power	13,831	—		13,831
Purchased power–affiliate	42,743	—		42,743
Operation and maintenance	192,549	(28,882	)(b)	163,667
General and administrative–affiliate	3,977	—		3,977
Goodwill impairment	337,500	—		337,500
Taxes other than income taxes	57,013	(18,910	)(b)	38,103
Depreciation	110,452	(8,842	)(b)	101,610
Amortization	26,153	(1,278	)(b)	24,875

Total	1,118,966	(57,999)		1,060,967

Operating loss	(96,923)	(30,618)		(127,541)

Other, net	2,500	(261)		2,239
Interest expense	(127,515)	34,474	(c)	(93,041)
Interest income	4,612	(538	)(b)	4,074

Total other expense	(120,403)	33,675		(86,728)

Loss from continuing operations before income taxes	(217,326)	3,057		(214,269)
Income tax expense	40,090	6,740	(d)	46,830

Loss from continuing operations	$(257,416)	$(3,683)		$(261,099)

See notes to unaudited pro forma condensed consolidated financial statements

Orion Power Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Condensed

Consolidated Statement of Operations

For the Period from January 1, 2002 to February 19, 2002

(Thousands of Dollars)

	Historical	Pro Forma Adjustments for Hydropower Plants		Pro Forma
Revenues	$122,408	$(13,472	)(b)	$108,936

Fuel	43,282	(34	)(b)	43,248
Purchased power	3,232	—		3,232
Operation and maintenance	22,419	(3,482	)(b)	18,937
General and administrative	86,188	(882	)(b)	85,306
Taxes other than income taxes	8,576	(2,655	)(b)	5,921
Depreciation and amortization	25,530	(2,260	)(b)	23,270

Total	189,227	(9,313)		179,914

Operating loss	(66,819)	(4,159)		(70,978)

Interest expense	(25,067)	10,357	(c)	(14,710)
Interest income	1,101	(171	)(b)	930

Total other expense	(23,966)	10,186		(13,780)

Loss from continuing operations before income taxes	(90,785)	6,027		(84,758)
Income tax benefit	(38,611)	2,479	(d)	(36,132)

Loss from continuing operations	$(52,174)	$3,548		$(48,626)

See notes to unaudited pro forma condensed consolidated financial statements

Orion Power Holdings, Inc. and Subsidiaries

Unaudited Pro Forma Condensed

Consolidated Statement of Operations

For the Year Ended December 31, 2001

(Thousands of Dollars, except per share amounts)

	Historical	Pro Forma Adjustments for Hydropower Plants		Pro Forma
Revenues	$1,190,299	$(86,055	)(b)	$1,104,244

Fuel	420,176	(283	)(b)	419,893
Purchased power	50,257	—		50,257
Operation and maintenance	129,413	(23,327	)(b)	106,086
General and administrative	58,315	(5,961	)(b)	52,354
Taxes other than income taxes	57,388	(19,616	)(b)	37,772
Depreciation and amortization	137,932	(15,375	)(b)	122,557

Total	853,481	(64,562)		788,919

Operating income	336,818	(21,493)		315,325

Interest expense	(202,825)	86,789	(c)	(116,036)
Interest income	21,529	(2,062	)(b)	19,467

Total other expense	(181,296)	84,727		(96,569)

Income from continuing operations before income taxes	155,522	63,234		218,756
Income tax expense	54,919	26,448	(d)	81,367

Income from continuing operations	$100,603	$36,786		$137,389

Basic Earnings per Share:
Income from continuing operations	$1.02			$1.39

Diluted Earnings per Share:
Income from continuing operations	$0.97 (e)			$1.31 (e)

Weighted Average Shares Outstanding (thousands of shares):
Basic	99,071			99,071

Diluted	107,584			107,584

See notes to unaudited pro forma condensed consolidated financial statements

Orion Power Holdings, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated

Financial Statements

(a)	Certain reclassifications have been made to the historical amounts in order to conform to the presentation in our Quarterly Report on Form 10-Q for the period ended June 30, 2004. These reclassifications had no impact on income/loss from continuing operations or net income/loss.

(b)	These pro forma adjustments represent the amounts and/or activities of the operations of our Hydropower Plants for the periods indicated. All intercompany allocations and balances have been excluded from these adjustments.

(c)	Based on the contractual obligation of our subsidiaries to apply the net proceeds from the sale to the prepayment of debt under the Orion New York and Orion MidWest credit facilities, we have reported as discontinued operations (pro forma adjustments) all outstanding debt, interest rate swaps and deferred financing costs, including associated interest, under the Orion New York credit facility. In addition, we have reported as discontinued operations (pro forma adjustments) $482 million, $464 million and $236 million of outstanding debt under the Orion MidWest credit facility as of December 31, 2003, 2002 and 2001, respectively, as well as the associated interest expense for the applicable periods, based on the receipt of $808 million in an estimated aggregate net proceeds from the sale. In connection with the discontinued debt under the Orion MidWest credit facility, we have reported the associated interest expense on the interest rate swaps and deferred financing costs, as applicable, for 2003, the period from February 20, 2002 to December 31, 2002, the period from January 1, 2002 to February 19, 2002 and 2001 as discontinued operations (pro forma adjustments).

(d)	Some of the entities sold were limited partnerships, which did not have income tax obligations. The income tax adjustments represent (a) the actual amounts and/or activities incurred by the Hydropower Plants and (b) the related income tax consequences for the parent entities, which were not sold, but for which income tax consequences exist relating to the entities that were sold.

(e)	For 2001, the calculation of diluted earnings per share includes $3 million of additional income due to convertible securities outstanding during that period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION POWER HOLDINGS, INC.
(Registrant)

Date: September 29, 2004	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Vice President and
Controller